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                                                                    EXHIBIT 10.5

                 DESCRIPTION OF PROPOSED EMPLOYMENT AGREEMENT
                        BETWEEN CBC AND JAMES E. YOUNG


        The President and Chief Executive Officer of FSB, James E. Young, who will become the President and Chief Executive Officer of CBC, will have an employment agreement with CBC. The employment agreement will provide for salary of $150,000 and incentive compensation contingent upon certain performance goals being met. The agreement also provides for an option to purchase 17,500 shares of CBC Common Stock to be vested over a five-year term at an exercise price of $9.88 per share.